Exhibit 16.1



James E. Slayton, CPA

2858 WEST MARKET STREET
SUITE C
FAIRLAWN, OHIO 44333
1-330-869-6704

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

May 28, 2003

                   RE:  MULTI-TECH INTERNATIONAL CORP. (the "Company")

Dear madam/sir,

I resigned as accountant for Multi-Tech International Corp. (the Company). I previously reported on the Company's financial statements for the period ending December 31, 2001.

The audit report dated December 31, 2001, was unqualified except for an explanatory paragraph concerning the Company's ability to continue as a going concern. There were no disagreements with company's management on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the audit period to the present time.

I have read the statements made by MULTI-TECH INTERNATIONAL CORP., which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report for the month of May 2003. I Agree with the statements concerning my Firm in such Form 8-K/A.

Sincerely,


/s/ James E. Slayton
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James E. Slayton













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